Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Commerce.com, Inc. 2020 Equity Incentive Plan (formerly known as BigCommerce Holdings, Inc.) of our reports dated March 2, 2026, with respect to the consolidated financial statements of Commerce.com, Inc. and the effectiveness of internal control over financial reporting of Commerce.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

March 2, 2026